NONCOMPETITION AGREEMENT

         THIS NONCOMPETITION AGREEMENT (the "Agreement") is made and entered into as of January 31, 1996 by and between NATIONSBANK CORPORATION, a North Carolina corporation ("NationsBank"), and JAMES W. THOMPSON ("Executive").

                                               W I T N E S S E T H:

         WHEREAS, as of the date hereof, Executive is retiring from NationsBank; and

         WHEREAS, Executive has been employed by NationsBank for over thirty-two years and during his period of employment has served NationsBank in numerous executive capacities, including most recently as its Vice Chairman with operational responsibility for many of NationsBank's business units; and

         WHEREAS, Executive has acquired extensive knowledge of NationsBank's business methods, customers and employees; and

         WHEREAS, the parties hereto desire to enter into this Agreement restricting the activities of Executive in retirement in an effort to protect the Company's legitimate business interests;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                  1. Definitions. Capitalized terms used herein shall have the meanings set forth below:

                  "Affiliate" means (i) any entity directly or indirectly controlling (including without limitation an entity for which Executive serves as an officer, director, employee, consultant or other agent), controlled by, or under common control with Executive, and (ii) each other entity in which Executive, directly or indirectly, owns any controlling interest or of which Executive serves as a general partner.

                  "Agreement" means this Noncompetition Agreement, including any amendments hereto made in accordance with paragraph 8(d) hereof.

                  "Company" means (i) NationsBank, (ii) any corporation, partnership or other business entity that is, directly or indirectly, controlled by or under common control with NationsBank and (iii) their respective successors.

                  "Covenant Period" means the period beginning on the date of the Agreement and ending on June 30, 2001, or if earlier, the date of Executive's death.



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                  2.  Consideration.  During  the  Covenant  Period,  so long as
Executive is complying with the terms and conditions of this Agreement, the Company shall pay to Executive the sum of Thirty- Five Thousand Five Hundred Dollars ($35,500) per month on the last day of each month commencing January 31, 1996.

                  3. Executive's Obligations in Connection with His Termination of Employment with the Company.

                           (a)      Nonsolicitation of Employees.  During the
Covenant Period, Executive agrees not to hire, directly or indirectly, or entice or participate in any efforts to entice to leave the Company's employ, any person who was or is a "key employee" (as hereinafter defined) of the Company at any time during the twelve (12) month period immediately preceding January 31, 1996. For purposes of this Agreement, "key employee" means an employee who has an annualized rate of base salary equaling or exceeding fifty thousand dollars ($50,000).

                           (b)      Noncompetition.  During the Covenant Period,
Executive agrees not to engage in any manner, whether as an officer, employee, owner, partner, stockholder, director, consultant or otherwise -- directly or indirectly -- in any business which engages or attempts to engage, directly or indirectly, in any business in which the Company engages within the United States, as determined by NationsBank in its reasonable discretion; provided, however, that Executive may (i) acquire an interest in a business entity so long as such interest is a passive investment of Executive not exceeding five percent (5%) of the total ownership interest in such entity or (ii) engage in any other activities as approved in writing in advance by NationsBank.

                           (c)      Trade Secrets and Confidential Information.
Executive hereby agrees that he will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose any Trade Secret, as defined hereinafter, that Executive may have acquired during the term of his employment by the Company for so long as such information remains a Trade Secret. The term "Trade Secret" as used in this Agreement shall mean information including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and is the subject of reasonable efforts by the Company to maintain its secrecy.

                  In addition to the foregoing and not in limitation thereof, Executive agrees that during the Covenant Period he will

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hold in a  fiduciary  capacity  for the  benefit  of the  Company  and shall not directly or indirectly use or disclose, any Confidential or Proprietary Information, as defined hereinafter, that Executive may have acquired (whether or not developed or compiled by Executive and whether or not Executive was authorized to have access to such Information) during the term of, in the course of or as a result of his employment by the Company. The term "Confidential or
Proprietary   Information"   as  used  in  this  Agreement   means  any  secret,
confidential or proprietary information of the Company not otherwise included in the definition of "Trade Secret" above. The term "Confidential and Proprietary Information" does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the Company.

                  4. Reasonable and Necessary Restrictions. Executive acknowledges that the restrictions, prohibitions and other provisions of this Agreement, including without limitation the Covenant Period, are reasonable, fair and equitable in scope, term and duration, are necessary to protect the legitimate business interests of NationsBank, and are a material inducement to NationsBank to enter into this Agreement. Executive covenants that Executive will not challenge the enforceability of this Agreement nor will Executive raise any equitable defense to its enforcement.

                  5. Remedies. Executive acknowledges that the obligations undertaken by Executive pursuant to this Agreement are unique and that NationsBank likely will have no adequate remedy at law if Executive shall fail to perform any of Executive's obligations hereunder, and Executive therefore confirms that NationsBank's right to specific performance of the terms of this Agreement is essential to protect the rights and interests of NationsBank. Accordingly, in addition to any other remedies that NationsBank may have at law or in equity, NationsBank shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by Executive, and NationsBank shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by Executive, and Executive submits to the jurisdiction of the courts of the State of North Carolina for this purpose. In addition, in the event Executive breaches any provision of this Agreement, Executive shall forfeit and have no right to receive any benefits under this Agreement from and after the date of such breach.

                  6. Operations of Affiliates. Executive agrees that he will refrain from (i) authorizing any Affiliate to perform or (ii) assisting in any manner any Affiliate in performing any activities that would be prohibited by the terms of this Agreement if they were performed by Executive.


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                  7.       Withholding.  Any payments to Executive hereunder
shall be less any applicable payroll or withholding taxes.

                  8.       Miscellaneous Provisions.

                           (a)      Binding Effect.   Subject to any provisions
hereof restricting assignment, all covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors, assigns, heirs, and personal representatives. None of the parties hereto may assign any of its rights under this Agreement or attempt to have any other person or entity assume any of its obligations hereunder.

                         (b)      Severability.  If fulfillment of any provision
of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

                         (c)      Governing Law.  This Agreement, the rights and
obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of North Carolina, not including the choice-of-law rules thereof.

                           (d)      Amendment; Waiver.  Except as otherwise
expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto. Any waiver by any party or consent by any party to any variation from any provision of this Agreement shall be valid only if in writing and only in the specific instance in which it is given, and such waiver or consent shall not be construed as a waiver of any other provision or as a consent with respect to any similar instance or circumstance.

                         (e)      Headings.  Paragraph and subparagraph headings
contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

                           (f)      Pronouns.  All pronouns and any variations
thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

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                         (g)      Execution in Counterparts.  This Agreement may
be executed in two or more counterparts, none of which need contain the signatures of all parties hereto and each of which shall be deemed an original.

         IN  WITNESS  WHEREOF,   each  of  the  undersigned  has  executed  this
Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first set forth above.


                                    NATIONSBANK CORPORATION

                                    By:       /s/ C. J. Cooley
                                             Name:  C. J. Cooley
                                             Title:  Executive Vice Pres.

                                    "NationsBank"




                                     /s/ James W. Thompson             [SEAL]
                                    James W. Thompson

                                    "Executive"


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